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                                   EXHIBIT 99

For Further Information:

Investor Contact:   Deborah Abraham
                    (203) 459-6674
Media Contact:      Maria Gordon-Shydlo
                    (203) 459-7674


         OXFORD NAMES CHARLES BERG PRESIDENT AND CHIEF OPERATING OFFICER

TRUMBULL, Conn., March 12 /PRNewswire/ -- Oxford Health Plans, Inc. (Nasdaq:
OXHP - news) today announced the appointment of Charles G. Berg, age 43, as President and Chief Operating Officer. Effective today, Berg succeeds Charles M. Schneider, Oxford's prior President and Chief Operating Officer.

Berg joined Oxford in April 1998 and has served as Executive Vice President of Medical Delivery and Technology.

"Chuck Berg has played a central role in Oxford's success. Moreover, his extensive knowledge of the healthcare business, his experience at Oxford, and his superb management skills are perfectly suited to our growth plans."

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations (HMOs), point-of-service (POS) plans, preferred provider organization (PPO) plans, third-party administration of employer-funded benefits plans and Medicare plans.


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